Exhibit 99.1

PRESS RELEASE

Total System Services, Inc. One TSYS Way Post Office Box 2567 Columbus GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com
For immediate release:
Contacts:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS Reports Fourth Quarter and Full Year 2009 Results
Columbus, Ga., January 20, 2010 — TSYS (NYSE: TSS) today reported results for the fourth quarter and full year 2009. On a constant currency basis, TSYS’ total revenues for 2009 were $1,734.9 million, an increase of 0.8%. On a reported basis, total revenues declined 2.0% for the year to $1,688.1 million.
On a constant currency basis, TSYS’ total revenues for the fourth quarter were $430.9 million, a decrease of 0.4% as compared to last year. On a reported basis, total revenues increased 0.5% for the quarter to $434.8 million.
Basic earnings per share (EPS) from continuing operations were $0.31 for the fourth quarter, $0.01 ahead of consensus estimates and 9.0% below 2008. Full year EPS of $1.12 from continuing operations matched consensus estimates and was 11.2% below last year.
TSYS’ guidance for 2010 includes the impact of deconverted portfolios (whether as the result of bank failures, portfolio sales or otherwise), price compression, reduction in one-time termination fees and currency impact, and the current economic environment of the credit card market.

	2010 Guidance
	Range
	(in millions, except per			Percent
	share amounts)			Change
Total revenues	$1,616	to	$1,648	(4%)	to	(2%)
Reimbursable items	$279	to	$284	3%	to	5%
Revenues before reimbursable items	$1,337	to	$1,364	(6%)	to	(4%)
Income from continuing operations	$187	to	$191	(15%)	to	(13%)
EPS from continuing operations	$0.95	to	$0.97	(15%)	to	(14%)
Average Shares Outstanding		197.7

PRESS RELEASE

“While 2010 is going to be a challenging year, we will continue to work aggressively to reduce our costs, including reducing staff, while expanding internationally and maintaining our technological advantage in the market place. We have an experienced and talented team at TSYS who will successfully execute our strategy to return growth to our business. In addition, with our strong balance sheet and cash flow, we will continue to aggressively pursue strategic acquisitions that diversify us and expand our presence in the payments processing business,” said Philip W. Tomlinson, chairman of the board and chief executive officer of TSYS.
Conference Call
TSYS will host its quarterly conference call at 5:00 p.m. ET on Wednesday, January 20. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the link under “Webcasts” on the main homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call. A slide presentation to accompany the call will be available by clicking on the link under “Webcasts” on the main homepage of tsys.com.
Non-GAAP Measures
This release contains the non-GAAP financial measures of revenues and operating results on a constant currency basis to describe TSYS’ performance. Management uses these non-GAAP financial measures to better understand and assess TSYS’ operating results and financial performance. TSYS believes these non-GAAP financial measures provide meaningful additional information about TSYS to assist investors in understanding and evaluating its operating results.
Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included on page 11 of this release.
About TSYS
TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its Web site.
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ earnings forecast for 2010, and the assumptions underlying such statements including, with respect to TSYS’ earnings forecast for 2010: (1) the economy will not worsen during 2010; (2) there will be no deconversions of large clients during the year other than as previously announced; (3) there will be no significant movement in foreign currency exchange rates related to TSYS’ business during 2010; (4) the anticipated levels in employment, technology and other expenses, which are included in 2010 estimates, will be accomplished; (5) TSYS will not incur significant expenses associated with the conversion of new large clients or acquisitions, or any significant impairment of goodwill or other intangibles; and (6) there will be no significant movements in LIBOR, and no significant draws on the remaining balance of TSYS’

PRESS RELEASE

revolving credit facility. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to: (1) one or more of the assumptions set forth above upon which TSYS’ 2010 earnings forecast is based is inaccurate; (2) adverse developments with respect to entering into contracts with new clients and retaining current clients; (3) continued consolidation and turmoil in the financial services and other industries during 2010, including the merger of TSYS clients with entities that are not TSYS processing clients, the sale of portfolios by TSYS clients to entities that are not TSYS processing clients and the seizure by banking regulators of TSYS clients; (4) TSYS is unable to control expenses and increase market share; (5) TSYS is unable to manage the impact of slowing economic conditions and consumer spending; (6) the material breach of security of any of TSYS’ systems; (7) the impact of acquisitions, including their being more difficult to integrate than anticipated; (8) changes occur in laws, rules, regulations, credit card association rules or other industry standards affecting TSYS’ business which require significant product development efforts or reduce the market demand for or value of its products; (9) adverse developments with respect to the credit card industry in general, including a decline in the use of credit cards as a payment mechanism; and (10) growth rates of TSYS’ existing clients are lower than anticipated whether as a result of unemployment rates, card delinquencies and charge-off rates or otherwise. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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TSYS Announces 2009 Earnings

TSYS
Financial Highlights
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Percent			Percent
	2009	2008	Change	2009	2008	Change
Revenues
Electronic payment processing services	$239,795	247,748	(3.2)%	$946,298	995,430	(4.9)%
Merchant acquiring services	70,429	69,649	1.1	277,434	261,537	6.1
Other services	52,527	50,468	4.1	194,152	199,787	(2.8)

Revenues before reimbursable items	362,751	367,865	(1.4)	1,417,884	1,456,754	(2.7)
Reimbursable items	72,089	64,879	11.1	270,178	264,892	2.0

Total revenues	434,840	432,744	0.5	1,688,062	1,721,646	(2.0)

Expenses
Salaries & other personnel expenses	140,619	146,504	(4.0)	581,650	586,295	(0.8)
Net technology & facilities expenses	77,644	75,390	3.0	301,820	297,265	1.5
Spin related expenses	—	1,272	(100.0)	—	11,140	(100.0)
Other operating expenses	51,204	54,258	(5.6)	192,381	193,379	(0.5)

Expenses before reimbursable items	269,467	277,424	(2.9)	1,075,851	1,088,079	(1.1)
Reimbursable items	72,089	64,879	11.1	270,178	264,892	2.0

Total operating expenses	341,556	342,303	(0.2)	1,346,029	1,352,971	(0.5)

Operating income	93,284	90,441	3.1	342,033	368,675	(7.2)

Nonoperating (expenses) income	(279)	5,003	nm	(3,441)	5,772	nm

Income from continuing operations before income taxes, noncontrolling interests and equity in income of equity investments	93,005	95,444	(2.6)	338,592	374,447	(9.6)
Income taxes	32,799	30,227	8.5	121,238	131,206	(7.6)

Income from continuing operations before noncontrolling interests and equity in income of equity investments	60,206	65,217	(7.7)	217,354	243,241	(10.6)
Equity in income of equity investments	2,694	1,064	nm	6,985	7,397	(5.6)

Income from continuing operations, net of tax	62,900	66,281	(5.1)	224,339	250,638	(10.5)
(Loss) income from discontinued operations, net of tax	(8)	302	nm	(5,163)	1,038	nm

Net income	62,892	66,583	(5.5)	219,176	251,676	(12.9)
Net income attributable to noncontrolling interests	(2,678)	(255)	nm	(3,963)	(1,576)	nm

Net income attributable to TSYS	$60,214	66,328	(9.2)%	$215,213	250,100	(13.9)%

Basic earnings per share:
Income from continuing operations to TSYS common shareholders*	$0.31	0.34	(8.9)%	$1.12	1.26	(11.2)%

(Loss) income from discontinued operations to TSYS common shareholders*	0.00	0.00	nm	(0.03)	0.01	nm

Net income attributable to TSYS common shareholders*	$0.31	0.34	(9.3)%	$1.09	1.26	(13.7)%

Diluted earnings per share:
Income from continuing operations to TSYS common shareholders*	$0.31	0.34	(8.9)%	$1.12	1.26	(11.3)%

(Loss) income from discontinued operations to TSYS common shareholders*	0.00	0.00	nm	(0.03)	0.01	nm

Net income attributable to TSYS common shareholders*	$0.31	0.34	(9.4)%	$1.09	1.26	(13.7)%

Dividends declared per share	$0.07	0.07		$0.28	0.28

Amounts attributable to TSYS common shareholders:
Income from continuing operations, net of tax	$60,222	66,026		$220,376	249,062
(Loss) income from discontinued operations, net of tax	(8)	302		(5,163)	1,038

Net income	$60,214	66,328		$215,213	250,100

nm = not meaningful

Note: Certain amounts have been reclassified to conform with the presentation adopted in 2009.

* Basic and diluted EPS amounts for continuing operations and net income do not total due to rounding.

Basic and diluted EPS is computed based on the two-class method in accordance with the update to Accounting Standards Codification 260 (ASC 260) (previously referred to as FSP EITF 03-6-1). EPS for 2009 and 2008 have been recast to show retroactive adoption of the ASC 260 update.

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TSYS Announces 2009 Earnings

TSYS
Earnings Per Share
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Three Months Ended		Twelve Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2008		December 31, 2009		December 31, 2008
	Common	Participating	Common	Participating	Common	Participating	Common	Participating
	Stock	Securities	Stock	Securities	Stock	Securities	Stock	Securities
Basic Earnings per share:
Net income	$60,214		66,328		215,213		250,100
Less income allocated to nonvested awards	(413)	413	(521)	521	(1,644)	1,644	(2,069)	2,069

Net income allocated to common stock for EPS calculation ( a )	$59,801	413	65,807	521	213,569	1,644	248,031	2,069

Average common shares outstanding ( b )	195,835	1,356	195,403	1,551	195,623	1,511	196,106	1,640

Average common shares and participating securities	197,191		196,954		197,134		197,746

Basic Earnings per share ( a )/( b )	$0.31	0.30	0.34	0.34	1.09	1.09	1.26	1.26

Diluted Earnings per share:
Net income	$60,214		66,328		215,213		250,100
Less income allocated to nonvested awards	(413)	413	(520)	520	(1,644)	1,644	(2,069)	2,069

Net income allocated to common stock for EPS calculation ( c )	$59,801	413	65,808	520	213,569	1,644	248,031	2,069

Average common shares outstanding	195,835	1,356	195,403	1,551	195,623	1,511	196,106	1,640
Increase due to assumed issuance of shares related to common equivalent shares outstanding	63		1		63		20

Average common and common equivalent shares outstanding ( d )	195,898	1,356	195,404	1,551	195,686	1,511	196,126	1,640

Average common and common equivalent shares and participating securities	197,254		196,955		197,197		197,766

Diluted Earnings per share ( c )/( d )	$0.31	0.30	0.34	0.34	1.09	1.09	1.26	1.26

In June 2008, the Financial Accounting Standards Board (FASB) issued an update to the Accounting Standards Codification 260 (ASC 260), “Earnings Per Share” (previously referred to as FASB Staff Position Emerging Issues Task Force No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,”) and it became effective for TSYS beginning January 1, 2009. Under this standard, unvested awards of share-based payments with rights to receive dividends or dividend equivalents, such as our nonvested awards, are considered participating securities for purposes of calculating earnings per share (“EPS”). Under the two-class method required by ASC 260, a portion of net income is allocated to these participating securities and therefore is excluded from the calculation of EPS allocated to common stock, as shown in the table above. This update to ASC 260 requires retrospective applications for periods prior to the effective date and as a result, all prior period earnings per share data presented herein have been adjusted to conform to these provisions.
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TSYS Announces 2009 Earnings

TSYS
Segment Breakdown
(unaudited)
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Change				Change
	2009	2008	$	%	2009	2008	$		%
Revenues before reimbursable items
North America Services	$214,027	234,577	(20,550)	(8.8)%	880,668	938,442		(57,774)	(6.2)%
International Services	96,264	77,254	19,010	24.6%	322,697	307,361		15,336	5.0%
Merchant Services	58,676	62,690	(4,014)	(6.4)%	242,841	234,467		8,374	3.6%
Intersegment revenues	(6,216)	(6,656)	440	(6.6)%	(28,322)	(23,516)		(4,806)	20.4%

Revenues before reimbursable items from external customers	$362,751	367,865	(5,114)	(1.4)%	1,417,884	1,456,754		(38,870)	(2.7)%

Total revenues
North America Services	$253,579	282,269	(28,690)	(10.2)%	1,048,932	1,136,901		(87,969)	(7.7)%
International Services	101,350	80,718	20,632	25.6%	337,757	318,534		19,223	6.0%
Merchant Services	87,965	78,675	9,290	11.8%	337,635	298,792		38,843	13.0%
Intersegment revenues	(8,054)	(8,918)	864	(9.7)%	(36,262)	(32,581)		(3,681)	11.3%

Revenues from external customers	$434,840	432,744	2,096	0.5%	1,688,062	1,721,646		(33,584)	(2.0)%

Depreciation and amortization North America Services	$20,920	24,014	(3,094)	(12.9)%	86,730	97,006		(10,276)	(10.6)%
International Services	9,567	7,340	2,227	30.3%	36,328	33,490		2,838	8.5%
Merchant Services	8,470	7,778	692	8.9%	32,864	27,797		5,067	18.2%

Total depreciation and amortization	$38,957	39,132	(175)	(0.4)%	155,922	158,293		(2,371)	(1.5)%

Segment operating income North America Services	$57,599	63,943	(6,344)	(9.9)%	234,512	265,858		(31,346)	(11.8)%
International Services	18,324	12,425	5,899	47.5%	43,238	48,362		(5,124)	(10.6)%
Merchant Services	17,361	15,345	2,016	13.1%	64,283	65,595		(1,312)	(2.0)%
Spin-related costs	—	(1,272)	1,272	(100.0)%	—	(11,140)		11,140	(100.0)%

Operating income	$93,284	90,441	2,843	3.1%	342,033	368,675		(26,642)	(7.2)%

					At		Change

Total assets					12/31/2009	12/31/2008	$		%

North America Services					$1,535,129	1,415,960		119,169	8.4%
International Services					379,606	324,313		55,293	17.0%
Merchant Services					215,855	212,779		3,076	1.4%
Intersegment assets					(419,636)	(403,028)		(16,608)	4.1%

Total assets					$1,710,954	1,550,024		160,930	10.4%

Note:	Revenues from North America Services include electronic payment processing services and other services provided from the United States to clients domiciled in the United States or other countries.

Revenues from International Services include electronic payment processing services and other services provided from outside the United States to clients based mainly outside the United States.

Revenues from Merchant Services include TSYS Acquiring’s merchant acquiring and related services.

Certain amounts have been reclassified to conform with the presentation adopted in 2009.
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TSYS Announces 2009 Earnings

TSYS
Balance Sheet
(in thousands)

	Dec 31, 2009	Dec 31, 2008
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$449,955	211,365
Restricted cash	46,190	31,128
Accounts receivable, net	230,836	246,767
Deferred income tax assets	11,302	29,615
Prepaid expenses and other current assets	72,124	88,612
Current assets of discontinued operations	—	24,570

Total current assets	810,407	632,057
Property and equipment, net	289,198	291,341
Computer software, net	197,134	202,038
Contract acquisition costs, net	128,038	131,568
Goodwill	168,610	165,995
Equity investments, net	75,495	74,012
Other intangible assets, net	14,132	17,452
Other assets	27,940	28,316
Long-term assets of discontinued operations	—	7,245

Total assets	$1,710,954	1,550,024

Liabilities
Current liabilities:
Current portion of notes payable	$6,988	8,575
Accrued salaries and employee benefits	32,457	46,701
Accounts payable	21,729	32,440
Current portion of obligations under capital leases	6,289	6,344
Other current liabilities	153,316	130,751
Current liabilities of discontinued operations	—	10,993

Total current liabilities	220,779	235,804
Notes payable, excluding current portion	192,367	196,295
Deferred income tax liabilities	47,162	60,573
Obligations under capital leases, excluding current portion	12,756	13,576
Other long-term liabilities	48,443	40,709
Long-term liabilities of discontinued operations	—	2,217

Total liabilities	521,507	549,174

Equity
Shareholders’ equity:
Common stock	20,086	20,036
Additional paid-in capital	139,742	126,889
Accumulated other comprehensive income, net	5,673	(6,627)
Treasury stock	(69,950)	(69,641)
Retained earnings	1,080,250	920,292

Total shareholders’ equity	1,175,801	990,949

Noncontrolling interests in consolidated subsidiaries	13,646	9,901

Total equity	1,189,447	1,000,850

Total liabilities and equity	$1,710,954	1,550,024

Note: Certain amounts have been reclassified to conform with the presentation adopted in 2009.
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TSYS Announces 2009 Earnings

TSYS
Cash Flow
(unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$219,176	251,676
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of equity investments	(6,985)	(7,397)
Dividends received from equity investments	4,942	6,421
Net loss (gain) on currency translation adjustments	2,607	(10,481)
Depreciation and amortization	156,471	164,643
Amortization of debt issuance costs	154	154
Share-based compensation	16,128	24,733
Excess tax benefit from share-based payment arrangements	(6)	(90)
Provisions for bad debt expense and billing adjustments	6,381	618
Charges for transaction processing provisions	6,556	3,172
Deferred income tax benefit	(3,864)	(4,439)
(Gain) loss on disposal of equipment, net	375	182
Loss on disposal of subsidiary	5,713	—
(Increase) decrease in:
Accounts receivable	13,414	(15,490)
Prepaid expenses, other current assets and other long-term assets	27,893	(48,024)
Increase (decrease) in:
Accounts payable	(14,490)	4,550
Accrued salaries and employee benefits	(11,697)	(25,267)
Other current liabilities and other long-term liabilities	369	7,874

Net cash provided by operating activities	423,137	352,835

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(34,017)	(47,969)
Additions to licensed computer software from vendors	(20,059)	(31,499)
Additions to internally developed computer software	(31,445)	(21,777)
Proceeds from disposition, net of expenses paid and cash disposed	1,979	—
Cash used in acquisitions, net of cash acquired	(294)	(50,017)
Subsidiary repurchase of noncontrolling interest	—	(343)
Additions to contract acquisition costs	(35,596)	(41,456)

Net cash used in investing activities	(119,432)	(193,061)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt	5,334	18,575
Principal payments on long-term debt borrowings and capital lease obligations	(18,869)	(67,631)
Proceeds from exercise of stock options	2	268
Excess tax benefit from share-based payment arrangements	6	90
Repurchase of common stock	(329)	(35,698)
Subsidiary dividends paid to noncontrolling shareholders	(235)	(241)
Dividends paid on common stock	(55,207)	(55,449)

Net cash used in financing activities	(69,298)	(140,086)

CASH AND CASH EQUIVALENTS:
Effect of exchange rate changes on cash and cash equivalents	(4,470)	(10,188)

Net increase in cash and cash equivalents	229,937	9,500
Cash and cash equivalents at beginning of period	220,018	210,518

Cash and cash equivalents at end of period	$449,955	220,018

Note: Certain amounts have been reclassified to conform with the presentation adopted in 2009.
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TSYS Announces 2009 Earnings

Geographic Area Data:
The following geographic area data represents revenues for the three months ended December 31 based on where the client is domiciled:

	Three Months Ended December 31,
					Percent
(dollars in millions)	2009	%	2008	%	Change

United States	$291.6	67.1%	$315.4	72.9%	(7.5)%
Europe	79.9	18.4	65.0	15.0	23.0
Canada	39.0	9.0	32.3	7.5	20.7
Japan	15.3	3.5	11.2	2.6	36.7
Mexico	1.8	0.4	2.2	0.5	(19.8)
Other	7.2	1.6	6.6	1.5	8.5

	$434.8	100.0%	$432.7	100.0%	0.5%

The following geographic area data represents revenues for the twelve months ended December 31 based on where the client is domiciled:

	Twelve Months Ended December 31,
					Percent
(dollars in millions)	2009	%	2008	%	Change

United States	$1,194.4	70.7%	$1,253.0	72.8%	(4.7)%
Europe	269.4	16.0	269.1	15.6	0.1
Canada	139.7	8.3	127.1	7.4	9.9
Japan	48.9	2.9	33.9	2.0	44.2
Mexico	8.2	0.5	13.4	0.8	(39.4)
Other	27.5	1.6	25.1	1.4	9.9

	$1,688.1	100.0%	$1,721.6	100.0%	(2.0)%

Geographic Area Revenue by Operating Segment:
The following table reconciles revenues by geography to revenues by reporting segment for the three months ended December 31:

	Three Months Ended December 31,
	North America		International		Merchant
	Services		Services		Services
(dollars in millions)	2009	2008	2009	2008	2009	2008

United States	$204.3	237.5	—	—	87.3	77.9
Europe	0.2	0.2	79.7	64.8	—	—
Canada	38.9	32.2	—	—	0.1	0.1
Japan	—	—	15.3	11.2	—	—
Mexico	1.8	2.2	—	—	—	—
Other	2.1	2.3	4.9	4.1	0.2	0.2

	$247.3	274.4	99.9	80.1	87.6	78.2

The following table reconciles revenues by geography to revenues by reporting segment for the twelve months ended December 31:

	Twelve Months Ended December 31,
	North America		International		Merchant
	Services		Services		Services
(dollars in millions)	2009	2008	2009	2008	2009	2008

United States	$859.5	956.6	0.1	0.2	334.8	296.2
Europe	0.9	0.9	268.5	268.2	—	—
Canada	139.1	126.5	—	—	0.6	0.6
Japan	—	—	48.9	33.9	—	—
Mexico	8.2	13.4	—	—	—	—
Other	9.6	9.7	17.1	14.6	0.8	0.8

	$1,017.3	1,107.1	334.6	316.9	336.2	297.6

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TSYS Announces 2009 Earnings

Supplemental Information:

	Accounts on File at December 31,
					Percent
(in millions)	2009	%	2008	%	Change

Consumer	187.8	54.5%	205.8	58.4%	(8.8)%
Retail	42.9	12.4	52.9	15.0	(18.9)
Commercial	41.1	11.9	42.8	12.1	(4.0)
Government services	25.5	7.4	21.2	6.0	20.7
Stored Value	42.3	12.3	24.9	7.1	69.9
Debit	5.2	1.5	4.9	1.4	4.5

	344.8	100.0%	352.5	100.0%	(2.2)%

			Percent
(in millions)	December 31, 2009	December 31, 2008	Change
QTD Average Accounts on File	342.3	355.5	(3.7)%
YTD Average Accounts on File	347.9	365.7	(4.9)%

	Accounts on File at December 31,
					Percent
(in millions)	2009	%	2008	%	Change

Domestic	255.5	74.1%	268.1	76.1%	(4.7)%
International	89.3	25.9	84.4	23.9	5.9

	344.8	100.0%	352.5	100.0%	(2.2)%

Note: The accounts on file between domestic and international is based on the geographic domicile of processing clients.
Growth in Accounts on File (in millions):

	December 2008 to	December 2007 to
	December 2009	December 2008
Beginning balance	352.5	375.5
Change in accounts on file due to:
Internal growth of existing clients	25.2	36.5
New clients	28.1	22.7
Purges/Sales	(34.1)	(46.3)
Deconversions	(26.9)	(35.9)

Ending balance	344.8	352.5

Number of Employees (FTEs):	2009	2008
At December 31,	7,620	8,110
Quarterly average for period ended December 31,	7,623	8,053
YTD average for period ended December 31,	7,898	7,691
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TSYS Announces 2009 Earnings

Reconciliation of GAAP to Non-GAAP
Non-GAAP Measures
The schedule below provides a reconciliation of revenues and operating results on a constant currency basis to reported revenues and operating income. This non-GAAP measure presents fourth quarter and year-to-date 2009 financial results using the previous year’s foreign currency exchange rates. On a year-to-date constant currency basis, TSYS’ total revenues grew 0.8% as compared to a reported GAAP decline of 2.0%, and operating income declined 5.3% versus a GAAP-reported decline of 7.2%.
The non-GAAP financial measures of constant currency presented by TSYS are utilized by management to better understand and assess TSYS’ operating results and financial performance. TSYS also uses the non-GAAP financial measures to evaluate and assess TSYS’ financial performance against budget, as well as to evaluate financial performance for executive and management compensation purposes.
TSYS believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, TSYS includes non-GAAP financial measures when reporting its financial results to shareholders and investors in order to provide them with an additional tool to evaluate TSYS’ ongoing business operations. TSYS believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of TSYS’ current and ongoing business operations.
Although non-GAAP financial measures are often used to measure TSYS’ operating results and assess its financial performance, they are not necessarily comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
TSYS believes that its use of non-GAAP financial measures provides investors with the same key financial performance indicators that are utilized by management to assess TSYS’ operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see TSYS as viewed by management, to assess TSYS with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. TSYS believes that the presentation of GAAP financial measures alone would not provide its shareholders and potential investors with the ability to appropriately analyze its ongoing operational results, and therefore expected future results. TSYS therefore believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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TSYS Announces 2009 Earnings

Reconciliation of GAAP to Non-GAAP
Constant Currency Comparison
(unaudited)
(in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
			Percent			Percent
	2009	2008	Change	2009	2008	Change
Consolidated
Constant currency (1)	$430,944	432,744	(0.4)%	$1,734,859	1,721,646	0.8%
Foreign currency (2)	3,896	—	0.9	(46,797)	—	(2.7)

Total revenues	$434,840	432,744	0.5%	$1,688,062	1,721,646	(2.0)%

Constant currency (1)	$92,599	90,441	2.4%	$349,233	368,675	(5.3)%
Foreign currency (2)	685	—	0.8	(7,200)	—	(2.0)

Operating income	$93,284	90,441	3.1%	$342,033	368,675	(7.2)%

(1)	Reflects current period results on a non-GAAP basis as if foreign currency rates did not change from the comparable prior year period.

(2)	Reflects the impact of calculated changes in foreign currency rates from the comparable period.
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